STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

         MAXNET, INC., a corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of this corporation is MAXNET, INC.

         2. Its registered office in the State of Delaware is located as 1013 Centre Road, City of Wilmington, Zip Code 19805, Count of New Castle, the name and address of its registered agent is THE COMPANY CORPORATION, 1013 Center Road, Wilmington, DE 19805.

         3. The date of filing of the original Certificate of Incorporation in Delaware was October 26, 1982.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 19th day of February, 1999, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 20th day of February, A.D., 1999, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Henry Val, the last and acting authorized officer hereunto set his/her hand to this certificate this 14 day of May, 1999.


                              BY:      HENRY VAL
                                       ---------------------------
                                       Authorized Officer

                              Name:    Henry Val
                                       ---------------------------
                                       Print or Type

                              Title:   CEO
                                       ---------------------------